Exhibit 99.1

SWISHER HYGIENE ANNOUNCES STEVEN BERRARD STEPS DOWN

AS PRESIDENT AND CHIEF EXECUTIVE OFFICER

Thomas Byrne Appointed Interim President and Chief Executive Officer Effective Immediately

CHARLOTTE, NC – August 20, 2012 – Swisher Hygiene Inc. (“Swisher Hygiene”) (NASDAQ: SWSH, TSX: SWI), a leading provider of essential hygiene and sanitation products and services, announced today that Steven Berrard is stepping down as President and Chief Executive Officer of the company, effective immediately. Mr. Berrard will continue his service as a member of the Board of Directors. Also effective immediately, the Board of Directors appointed Thomas Byrne, Swisher Hygiene’s current Executive Vice President, as Interim President and Chief Executive Officer.

“In order to facilitate completion of the 2011 audit process, and in order to better focus my energies on the strategic direction of Swisher Hygiene, I believe it is in the best interest of the company and its shareholders for me to step down as President and Chief Executive Officer,” said Mr. Berrard. “I will miss leading the Swisher Hygiene team on a day-to-day basis, but I will continue to be involved in the ongoing strategic direction of the company as a member of the Board of Directors and as one of the company’s largest shareholders.”

Mr. Byrne commented, “The growth of Swisher Hygiene over the past few years would have been impossible without the hard work and dedication of Steve Berrard, and I know I speak for the entire Swisher Hygiene team in thanking him for leading the transformation of this company. I look forward to continuing to work with Steve and gaining the benefit of his insight as a member of the Board of Directors.”

Mr. Byrne continued, “We are hoping to complete our ongoing accounting review expeditiously and file our 2011 financial statements as soon as possible, which will allow us to move Swisher Hygiene forward and continue our efforts to create value for our shareholders.”

Mr. Byrne, age 50, has served as Executive Vice President of Swisher Hygiene since November 2010. Prior to that time, Mr. Byrne served as Senior Vice President of Swisher International, Inc. and as a director of Swisher International, Inc. from 2004 until November 2010. He has served as a director of numerous public and private companies and has extensive experience in public equity investment and accounting. Mr. Byrne is a director of ITC Learning, Pivotal Fitness and the Private Equity Committee of the University of Florida Foundation, and also served as a director of Jamba, Inc. from 2006 to 2010. Previously, Mr. Byrne was Administrative Partner of New River Capital Partners, a private equity fund, which he co-founded in 1997, Vice Chairman of Blockbuster Entertainment Group (a division of Viacom, Inc.) and was also President of the Viacom Retail Group. Additionally, from 1984 to 1988, Mr. Byrne was employed by KPMG Peat Marwick. Mr. Byrne has a B.S. and M.A. in Accounting from the University of Florida and is a certified public accountant.

Cautionary Statement on Forward-Looking Information

All statements other than statements of historical fact contained in this press release constitute “forward-looking information” or “forward-looking statements” within the meaning of the U.S. federal securities laws and the Securities Act (Ontario) and are based on the expectations, estimates and projections of management as of the date of this press release, unless otherwise stated. All statements other than historical facts are, or may be, deemed to be forward looking statements. The words “plans,” “expects,” “is expected,” “scheduled,” “estimates,” or “believes,” or similar words or variations of such words and phrases or statements that certain actions, events or results “may,” “could,” “would,” “might,” or “will be taken,” “occur,” and similar expressions identify forward-looking statements.

Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by Swisher Hygiene as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies. The estimates and assumptions of Swisher Hygiene contained in this press release, which may prove to be incorrect, include but are not limited to, the various assumptions set forth herein. All of these assumptions have been derived from information currently available to Swisher Hygiene including information obtained by Swisher Hygiene from third-party sources. These assumptions may prove to be incorrect in whole or in part. All of the forward-looking statements made in this press release are qualified by the above cautionary statements and those made in the “Risk Factors” section of Swisher Hygiene’s Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, both filed with the Securities and Exchange Commission, available on www.sec.gov, and with Canadian securities regulators available on Swisher Hygiene’s SEDAR profile at www.sedar.com, and Swisher Hygiene’s other filings with the Securities and Exchange Commission and with Canadian securities regulators available on Swisher Hygiene’s SEDAR profile at www.sedar.com. The forward-looking information set forth in this press release is subject to various assumptions, risks, uncertainties and other factors that are difficult to predict and which could cause actual results to differ materially from those expressed or implied in the forward-looking information. Swisher Hygiene disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

About Swisher Hygiene Inc.

Swisher Hygiene Inc. is a NASDAQ and TSX listed company that provides essential hygiene and sanitation solutions to customers throughout much of North America and internationally through its global network of company-owned operations, franchises and master licensees operating in countries across Europe and Asia. These essential solutions include cleaning and sanitizing chemicals, foodservice and laundry products, restroom hygiene programs and a full range of related products and services. The company’s most recent program enhancement is its introduction of solid waste management services to commercial and residential customers in selected markets. Together, this broad set of offerings is designed to promote superior cleanliness and sanitation in all commercial environments from door to dumpster, enhancing the safety, satisfaction and well-being of employees and patrons. Swisher Hygiene’s customers include a wide range of commercial enterprises, with a particular emphasis on the foodservice, hospitality, retail, industrial and healthcare industries.

For Further Information, Please Contact:

Swisher Hygiene Inc.

Investor Contact:

Amy Simpson

Phone: (704) 602-7116

Garrett Edson, ICR

Phone: (203) 682-8331

Media Contact:

Alecia Pulman, ICR

Phone: (203) 682-8224

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